SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED APRIL 22, 1994
(To Prospectus dated January 14, 1994)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
               (formerly known as Countrywide Funding Corporation)
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

               Mortgage Pass-Through Certificates, Series 1994-13


                                 -------------

         The Class PO Certificates

         o This supplement relates to the offering of the Class PO certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO certificates. Additional information is contained in the prospectus supplement dated April 22, 1994, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated January 14, 1994. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

         o As of the September 25, 2002, the class certificate balance of the Class PO certificates was approximately $496,738.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO Certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 30, 2002

--------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
--------------------------------------------------------------------------------

                                THE MORTGAGE POOL

         As of September 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 402 Mortgage Loans having an aggregate Stated Principal Balance of approximately $47,276,631.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                            As of
                                                                                       September 1, 2002
Total Number of Mortgage Loans.........................................................       402
Delinquent Mortgage Loans and Pending
     Foreclosures at Period End (1)
                  30-59 days...........................................................      1.00%
                  60-90 days...........................................................      0.00%
                  91 days or more (excluding pending foreclosures).....................      0.00%
                                                                                             -----
                  Total Delinquencies..................................................      1.00%
                                                                                             =====
Foreclosures Pending...................................................................      0.00%
                                                                                             -----
Total Delinquencies and foreclosures pending...........................................      1.00%
                                                                                             =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                           SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Seller and/or the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $29.205 billion at June 30, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:


                                                                                                             At            At
                                                                 At February 28(29),                     December 31,    June 30,
                                               -------------------------------------------------------   ------------   ----------
                                                   1998          1999           2000           2001         2001           2002
                                               -----------  ------------   ------------    -----------   ------------   ----------
Delinquent Mortgage Loans and
     Pending Foreclosures at Period End
         30-59 days ....................           1.08%          1.03%          1.36%          1.61%          1.89%         1.85%
         60-89 days ....................           0.16           0.18           0.22           0.28           0.39          0.40
         90 days or more (excluding
            pending foreclosures) ......           0.16           0.12           0.16           0.14           0.23          0.28
                                             -----------    -----------    -----------    -----------    -----------    ----------
                  Total of delinquencies           1.40%          1.32%          1.75%          2.03%          2.51%         2.53%
                                             ===========    ===========    ===========    ===========    ===========    ==========
Foreclosures pending ...................           0.17%          0.14%          0.16%          0.27%          0.31%         0.28%
                                             ===========    ===========    ===========    ===========    ===========    ==========

Total delinquencies and
      foreclosures pending .............           1.57%          1.46%          1.91%          2.30%          2.82%         2.81%
                                             ===========    ===========    ===========    ===========    ===========    ==========

Net Gains/(Losses) on
     liquidated loans(1) ...............     $(2,662,000)   $(2,882,524)   $(3,076,240)   $(2,988,604)   $(5,677,141)   (3,054,092)
Percentage of Net Gains/(Losses) on
     liquidated loans(1)(2) ............          (0.024)        (0.018)        (0.017)        (0.014)        (0.022)       (0.010)%
Percentage of Net Gains/(Losses) on
     liquidated loans (based on
     average outstanding
     principal balance)(1) .............          (0.027)        (0.021)        (0.017)        (0.015)        (0.023)       (0.011)%

-----------------
(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.


                    DESCRIPTION OF THE CLASS PO CERTIFICATES

         The Class PO Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates".

         As of September 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class PO Certificates was approximately $496,738, evidencing a beneficial ownership interest of approximately 1.05% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $44,970,632 and evidenced in the aggregate a beneficial ownership interest of approximately 95.12% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $2,305,998, and evidenced in the aggregate a beneficial ownership interest of approximately 4.88% in the Trust Fund. For additional information with respect to the Class PO Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The monthly statement furnished to Certificateholders of record on the Distribution Date on September 25, 2002 is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates -- Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"): (i) the Class Certificate Balance of the Class PO Certificates is $496,738 and (ii) the closing date of the sale of the Class PO Certificates is October 30, 2002. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the Revised Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 94.0%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                     SPA Prepayment Assumption
                           ---------------------------------------------------
      Class                 0%         115%        300%      400%         550%
      -----                ----        ----        ----      ----         ----

      Class PO.......      1.9%        2.2%        2.8%      3.2%         3.8%

         It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of SPA. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Decrement Table

         The following table indicates the percentage of the Certificate Date Principal Balance of the Class PO Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that (i) all of the underlying Mortgage Loans will have the characteristics assumed or (ii) the underlying Mortgage Loans will prepay at a constant percentage of SPA. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table, which has been prepared using the specified constant percentages of SPA, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions and Revised Structuring Assumptions.

                          Percent of Class Certificate
                              Balance Outstanding*

                                                            Class PO
                                                   SPA Prepayment Assumption
       Distribution Date              0%         115%          300%        400%         550%
       -----------------            ----         ----          ----        ----         ----
Initial Percent....................  100          100           100         100          100
October 30, 2002                     30           30            30          29            29
October 25, 2003                     26           24            21          19            17
October 25, 2004                     21           18            14          12            9
October 25, 2005                     16           13             9           7            5
October 25, 2006                     11            9             5           4            2
October 25, 2007                      7            5             2           2            1
October 25, 2008                      2            1             1           0            0
October 25, 2009                      0            0             0           0            0
Weighted Average Life (years) **... 3.26         2.82          2.24        1.98          1.64

-------------------
*        Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                               CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $969,739 and $100,000 and $0, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion addresses the material federal income tax consequences of purchasing, owning, and disposing of Principal Only Certificates (the "Certificates"). It is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change retroactively. This discussion does not describe aspects of federal tax law unique to certain Certificateholders such as insurance companies and investors who hold certificates as part of a straddle as defined in Section 1092 of the Internal Revenue Code of 1986, as amended. All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the Certificates.

         General. For federal income tax purposes, the Certificates will be treated as debt instruments issued by the REMIC with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and issue price. All Certificateholders will be required to report income with respect to the Certificates under an accrual method of accounting. Computing accruals of OID in the manner described hereafter may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their Certificates. Purchasers may have to adjust their accrual of income to account for past accruals of OID on the Certificates and to account for market discount and acquisition premium as discussed herein. The following discussion is based in part on the OID Regulations and in part on the Code. Certificateholders should be aware that these authorities do not adequately address all relevant issues.

         Original Issue Discount. Certificateholders will be required to include OID in income as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest. The rules governing OID, which are set forth in Code Sections 1271 through 1273 and 1275, require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Certificates. These rules also prescribe a method for adjusting the amount and rate of accrual of OID if the actual prepayment rate differs from the Prepayment Assumption. For purposes of determining the amount and rate of accrual of OID and market discount on the Certificates, the trust fund has assumed that there will be prepayments on the mortgage loans at a rate equal to 365% SPA. No representation is made that the mortgage loans have or will prepay at that rate or any other rate.

         The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments, but these regulations do not apply to debt instruments subject to Code
Section 1272(a)(6), such as the Certificates. Additionally, other OID Regulations do not specifically interpret Code Section 1272(a)(6). The trustee bases its computations on Code Section 1272(a)(6) and the OID Regulations as described in the prospectus. However, in light of the foregoing, there can be no assurance that this methodology represents the correct manner of calculating OID.

         Generally, a Certificateholder must include in income the "daily portions," as determined below, of the OID that accrues on the Certificate for each day the Certificateholder holds the Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. In the case of a full accrual period, the OID accrued during the accrual period will be determined by


         o adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Certificates under the Prepayment Assumption and (ii) any payments included in the stated redemption price at maturity received during the same accrual period, and

         o subtracting from that total the adjusted issue price ("AIP") of the Certificates at the beginning of the same accrual period.

         The AIP of a Certificate at the start of the first accrual period is its issue price; the AIP of a Certificate at the start of a subsequent accrual period is the AIP at the start of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period is divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period.

         The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

         A subsequent purchaser of a Certificate issued with OID who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Certificate. In the case of a subsequent purchaser who acquires a Certificate at a price higher than its AIP but less than its stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction. The numerator of the fraction is the excess (if any) of (i) the cost of the Certificate to the purchaser, over (ii) the AIP of the Certificate, and the denominator is the sum of the daily portions for that Certificate for all days after the date of the purchase and ending on the maturity date as computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.


         Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election is made with respect to a Certificate having market discount, then the Certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the Certificateholder acquires during the year of the election and thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without IRS consent.

         Market Discount. Certificate purchasers may also be subject to the market discount rules of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of the Certificate's AIP over the price for the Certificate paid by the purchaser. A Certificateholder that purchases a Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the Certificateholder on and after the first day of the first taxable year to which the election applies.

         Market discount with respect to a Certificate will be considered to be zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity remaining after the date of purchase. In that case, the actual amount of market discount must be allocated to the remaining principal payments on the Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued and investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the market discount elections.

         Under the Code, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond is ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond issued with OID may elect to accrue market discount on the basis of a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For purposes of this calculation the same Prepayment Assumption applicable to calculating the accrual of OID (365% SPA) will apply.


         A holder of a Certificate acquired at a market discount also may be required to defer, until the maturity date of the Certificate or its earlier taxable disposition, the deduction of a portion of the interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Certificate for the days during the taxable year on which the holder held the Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Certificateholder in that taxable year or thereafter.

         Sale, Exchange or Redemption. If a Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Certificate. The adjusted basis generally will equal the original cost of the Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Certificate. A Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

         Gain from the sale or other disposition of a Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of the Certificate, over the amount actually includible in the holder's income. Gain or loss recognized from the sale of a Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

         The Certificate information reports will include a statement of the AIP of the Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.


         Treatment of Realized Losses. Although not entirely clear, it appears that corporate holders of the Certificates should generally be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the Certificates becoming wholly or partially worthless, and that non-corporate holders should be allowed to deduct as a short term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a Certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the trust fund have been liquidated or the Certificates otherwise retired. Potential Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

         Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Certificates to a Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If a Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

         Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during the year, any information deemed appropriate to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, then backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the requisite information is supplied to the IRS.

                                   OTHER TAXES

         No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the certificates.

                                     RATINGS

         The Class PO Certificates are currently rated "AAA" by Fitch Ratings and by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of October 30, 2002 (the "Placement Agreement"), between Countrywide Home Loans, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                    EXHIBIT 1

               EXHIBIT 1 - CHL Mortgage Pass-Through Trust 1994-13


                               Current Mortgage Rates of the Mortgage Loans (1)
---------------------------------------------------------------------------------------------------------------------
                   Current                      Number of               Aggregate Principal        Percent of
              Mortgage Rate (%)              Mortgage Loans           Balance Outstanding ($)     Mortgage Pool (%)
---------------------------------------------------------------------------------------------------------------------
                  6.000                           2                        326,315.12                  0.69
                  6.125                           8                        952,025.08                  2.01
                  6.250                           8                      1,309,466.18                  2.77
                  6.375                          10                      1,308,781.49                  2.77
                  6.500                          18                      3,128,331.64                  6.62
                  6.625                          22                      3,518,452.46                  7.44
                  6.750                          43                      6,761,512.42                 14.30
                  6.875                          30                      4,826,112.75                 10.21
                  7.000                          46                      6,977,734.48                 14.76
                  7.125                          17                      2,477,267.96                  5.24
                  7.250                          29                      5,594,658.89                 11.83
                  7.375                          10                      1,527,779.25                  3.23
                  7.500                          15                      1,853,472.61                  3.92
                  7.625                          27                      2,241,987.71                  4.74
                  7.750                          55                      2,277,913.74                  4.82
                  7.875                          33                      1,209,780.59                  2.56
                  8.000                          23                        751,722.16                  1.59
                  8.125                           3                        163,374.32                  0.35
                  8.250                           3                         69,942.94                  0.15
---------------------------------------------------------------------------------------------------------------------
Total                                           402                     47,276,631.79                100.00
=====================================================================================================================

(1) As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 7.006% per annum.


                                         Current Mortgage Loan Principal Balances (1)
---------------------------------------------------------------------------------------------------------------------
     Current Mortgage                      Number of            Aggregate Principal                   Percent of
      Loan Balance ($)                   Mortgage Loans        Balance Outstanding ($)             Mortgage Pool (%)
---------------------------------------------------------------------------------------------------------------------
      0.01 to  50,000.00                     120                 3,183,073.86                        6.73
 50,000.01 to 100,000.00                      45                 3,228,411.82                        6.83
100,000.01 to 150,000.00                     115                14,576,648.86                       30.83
150,000.01 to 200,000.00                      74                12,659,082.41                       26.78
200,000.01 to 250,000.00                      21                 4,623,156.87                        9.78
250,000.01 to 300,000.00                       8                 2,143,004.71                        4.53
300,000.01 to 350,000.00                       9                 2,880,188.58                        6.09
350,000.01 to 400,000.00                       5                 1,800,422.84                        3.81
400,000.01 to 450,000.00                       4                 1,697,772.29                        3.59
450,000.01 to 500,000.00                       1                   484,869.55                        1.03
---------------------------------------------------------------------------------------------------------------------
Total                                        402                47,276,631.79                      100.00
====================================================================================================================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $117,604.

---------------------------------------------------------------------------------------------------------------------
                              Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)
---------------------------------------------------------------------------------------------------------------------
  Original Loan-to-Value                Number of                Aggregate Principal           Percent of
         Ratios (%)                  Mortgage Loans             Balance Outstanding ($)     Mortgage Pool (%)
---------------------------------------------------------------------------------------------------------------------
50.00 or Less                               152                     9,085,918.63                 19.22
50.01 to 55.00                               25                     2,663,168.66                  5.63
55.01 to 60.00                               42                     5,151,929.45                 10.90
60.01 to 65.00                               28                     5,899,108.94                 12.48
65.01 to 70.00                               42                     7,114,055.35                 15.05
70.01 to 75.00                               37                     5,750,299.48                 12.16
75.01 to 80.00                               60                     9,569,468.50                 20.24
80.01 to 85.00                                1                       166,903.14                  0.35
85.01 to 90.00                               15                     1,875,779.64                  3.97
---------------------------------------------------------------------------------------------------------------------
Total                                       402                    47,276,631.79                100.00
=====================================================================================================================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 63.50%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.

                                  State Distribution of the Mortgaged Properties (1)
---------------------------------------------------------------------------------------------------------------------
   State Distribution of           Number of             Aggregate Principal               Percent of
   Mortgaged Properties          Mortgage Loans         Balance Outstanding ($)         Mortgage Pool (%)
---------------------------------------------------------------------------------------------------------------------
California                          206                   20,159,779.75                     42.64
Connecticut                           6                    1,195,807.06                      2.53
Florida                               8                    1,236,866.40                      2.62
Illinois                             12                    1,635,817.35                      3.46
Indiana                               6                      995,918.71                      2.11
Massachusetts                        15                    2,295,799.08                      4.86
New Jersey                           15                    1,702,326.81                      3.60
New York                             23                    3,755,862.42                      7.94
Ohio                                  7                    1,165,099.56                      2.46
Pennsylvania                          9                    1,135,045.93                      2.40
Texas                                22                    2,551,016.31                      5.40
Virginia                              7                    1,494,942.26                      3.16
Washington                            7                      992,234.31                      2.10
Other (less than 2%)                 59                    6,960,115.84                     14.72
---------------------------------------------------------------------------------------------------------------------
Total                               402                   47,276,631.79                    100.00
=====================================================================================================================

(1) "Other" includes 25 other states and the District of Columbia, each with under 2% concentration. As of the Reference Date, no more than approximately 1.93% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.


                                     Documentation Programs for the Mortgage Loans
---------------------------------------------------------------------------------------------------------------------
    Type of Program             Number of               Aggregate Principal               Percent of
                             Mortgage Loans            Balance Outstanding ($)          Mortgage Pool (%)
---------------------------------------------------------------------------------------------------------------------
Streamlined                        150                      6,953,090.20                      14.71
Full                               140                     23,285,233.99                      49.25
Alternative                         86                     13,820,825.91                      29.23
Reduced                             25                      2,865,972.62                       6.06
No Income/No Asset                   1                        351,509.07                       0.74
---------------------------------------------------------------------------------------------------------------------
Total                              402                     47,276,631.79                     100.00
=====================================================================================================================

                                             Types of Mortgaged Properties
---------------------------------------------------------------------------------------------------------------------
         Property Type                 Number of              Aggregate Principal          Percent of
                                     Mortgage Loans          Balance Outstanding ($)     Mortgage Pool (%)
---------------------------------------------------------------------------------------------------------------------
Single Family Residence                   346                  39,530,020.59                 83.61
Planned Unit Development                   44                   6,970,015.70                 14.74
Low-rise Condominium                       11                     739,686.14                  1.56
2-4 Family Residence                        1                      36,909.36                  0.08
---------------------------------------------------------------------------------------------------------------------
Total                                     402                  47,276,631.79                100.00
=====================================================================================================================

                                            Purposes of the Mortgage Loans
---------------------------------------------------------------------------------------------------------------------
                                   Number of                 Aggregate Principal            Percent of
         Loan Purpose           Mortgage Loans              Balance Outstanding ($)      Mortgage Pool (%)
---------------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                332                          35,878,897.51                   75.89
Refinance (cash-out)                  41                           6,339,793.33                   13.41
Purchase                              29                           5,057,940.95                   10.70
---------------------------------------------------------------------------------------------------------------------
Total                                402                          47,276,631.79                  100.00
=====================================================================================================================

                                       Occupancy Types of the Mortgage Loans (1)
---------------------------------------------------------------------------------------------------------------------
        Occupancy Type             Number of                Aggregate Principal                 Percent of
                                 Mortgage Loans             Balance Outstanding ($)           Mortgage Pool (%)
---------------------------------------------------------------------------------------------------------------------
Owner Occupied                        396                     46,508,088.31                         98.37
Second Residence                        6                        768,543.48                          1.63
---------------------------------------------------------------------------------------------------------------------
Total                                 402                     47,276,631.79                        100.00
=====================================================================================================================

(1) Based upon representations of the related Mortgagors at the time of origination.

                                 Remaining Terms to Maturity of the Mortgage Loans (1)
---------------------------------------------------------------------------------------------------------------------
       Remaining Term to             Number of                Aggregate Principal             Percent of
        Maturity (months)          Mortgage Loans            Balance Outstanding ($)        Mortgage Pool (%)
---------------------------------------------------------------------------------------------------------------------
             69                            1                      171,908.44                   0.36
             74                            1                      150,052.70                   0.32
             75                            1                      140,867.91                   0.30
             76                            5                      703,469.82                   1.49
             77                           13                    2,143,175.31                   4.53
             78                          168                   16,977,461.01                  35.91
             79                          199                   25,166,165.25                  53.23
             80                           14                    1,823,531.35                   3.86
---------------------------------------------------------------------------------------------------------------------
Total                                    402                   47,276,631.79                 100.00
=====================================================================================================================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 78 months.

                                    EXHIBIT 2

          THE                                        Distribution Date: 9/25/02
        BANK OF
          NEW
         YORK
   101 Barclay St., 8W
    New York, NY 10286
Attn: Courntey Bartholomew
       212-815-3236

                                   CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 1994-13


                 Certificateholder Monthly Distribution Summary

---------------------------------------------------------------------------------------------------------------------------
                                       Certificate                      Pass
                            Class          Rate        Beginning      Through     Principal       Interest        Total
Class         Cusip      Description       Type         Balance       Rate (%)   Distribution   Distribution   Distribution
---------------------------------------------------------------------------------------------------------------------------
  A1        126690J72       Senior      Fix-30/360              --    6.500000             --            --              --
  A2        126690J80       Senior      Fix-30/360              --    6.500000             --            --              --
  A3        126690J98       Senior      Fix-30/360              --    6.500000             --            --              --
  A4        126690K21       Senior      Fix-30/360              --    6.500000             --            --              --
  A5                                                            --    0.000000             --            --              --
  A5        126690K39       Senior      Fix-30/360              --    6.500000             --            --              --
  A5        126690K39       Senior      Fix-30/360              --    6.500000             --            --              --
  A6        126690K47       Senior      Fix-30/360              --    6.500000             --            --              --
  A7        126690K54       Senior      Fix-30/360   16,884,158.56    6.500000     559,917.28     91,455.86      651,373.14
  A8                                                  1,395,876.57    6.500000      29,856.93      7,561.00       37,417.93
  A8        126690K62       Senior      Fix-30/360              --    6.500000             --            --              --
  A8        126690K62       Senior      Fix-30/360    1,395,876.57    6.500000      29,856.93      7,561.00       37,417.93
  A9                                                            --    0.000000             --            --              --
  A9        126690K70       Senior      Fix-30/360              --    6.500000             --            --              --
  A9        126690K70       Senior      Fix-30/360              --    6.500000             --            --              --
  A10                                                   608,527.43    6.500000      13,016.02      3,296.19       16,312.21
  A10       126690K88       Senior      Fix-30/360              --    6.500000             --            --              --
  A10       126690K88       Senior      Fix-30/360      608,527.43    6.500000      13,016.02      3,296.19       16,312.21
  A10       126690K88       Senior      Fix-30/360              --    6.500000             --            --              --
  A11                                                   469,740.53    6.500000      10,047.46      2,544.43       12,591.88
  A11       126690K96       Senior      Fix-30/360              --    6.500000             --            --              --
  A11       126690K96       Senior      Fix-30/360              --    6.500000             --            --              --
  A11       126690K96       Senior      Fix-30/360      469,740.53    6.500000      10,047.46      2,544.43       12,591.88
  A11       126690K96       Senior      Fix-30/360              --    6.500000             --            --              --
  A12                                                           --    0.000000             --            --              --
  A12       126690L20       Senior      Fix-30/360              --    6.500000             --            --              --
  A12       126690L20       Senior      Fix-30/360              --    6.500000             --            --              --
  A13       126690L38       Senior      Fix-30/360      373,109.71    6.500000       7,980.58      2,021.01       10,001.59
  A14       126690L46       Senior      Var-30/360    4,589,965.26    4.197000   1,814,098.36     16,053.40    1,830,151.76
  A15       126690L53       Senior      Var-30/360    2,118,954.07   11.488631     837,477.17     20,286.57      857,763.74
  A16       126690L61       Senior      Fix-30/360   20,992,917.00    6.500000             --    113,711.63      113,711.63
  PO        126690L79      Strip PO     Fix-30/360      536,596.41    0.000000      39,858.29            --       39,858.29
  AR           N/A          Senior      Fix-30/360          980.79    6.500000             --          5.45            5.45
---------------------------------------------------------------------------------------------------------------------------
   M        126690L95     Mezzanine     Fix-30/360    1,681,185.22    6.500000      95,741.10      9,106.42      104,847.52
  B1        126690M29       Junior      Fix-30/360      764,066.73    6.500000      43,512.51      4,138.69       47,651.21
  B2           N/A          Junior      Fix-30/360      330,902.72    6.500000      18,844.44      1,792.39       20,636.83
---------------------------------------------------------------------------------------------------------------------------
Totals                                               50,746,981.00               3,470,350.14    271,973.04    3,742,323.18
---------------------------------------------------------------------------------------------------------------------------


----------------------------------------------
           Current                  Cumulative
           Realized    Ending        Realized
Class       Losses     Balance        Losses
----------------------------------------------
  A1          --               --          --
  A2          --               --          --
  A3          --               --          --
  A4          --               --          --
  A5          --               --          --
  A5          --               --          --
  A5          --               --          --
  A6          --               --          --
  A7          --    16,324,241.28          --
  A8          --     1,366,019.64          --
  A8          --               --          --
  A8          --     1,366,019.64          --
  A9          --               --          --
  A9          --               --          --
  A9          --               --          --
  A10         --       595,511.41          --
  A10         --               --          --
  A10         --       595,511.41          --
  A10         --               --          --
  A11         --       459,693.07          --
  A11         --               --          --
  A11         --               --          --
  A11         --       459,693.07          --
  A11         --               --          --
  A12         --               --          --
  A12         --               --          --
  A12         --               --          --
  A13         --       365,129.13          --
  A14         --     2,775,866.90          --
  A15         --     1,281,476.91          --
  A16         --    20,992,917.00          --
  PO          --       496,738.12          --
  AR          --           980.79          --
----------------------------------------------
   M          --     1,585,444.12          --
  B1          --       720,554.22          --
  B2          --       312,058.28   51,577.00
----------------------------------------------
Totals        --    47,276,630.87   51,577.00
----------------------------------------------

          THE                                        Distribution Date: 9/25/02
        BANK OF
          NEW
         YORK
   101 Barclay St., 8W
    New York, NY 10286
Attn: Courntey Bartholomew
       212-815-3236

                                   CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 1994-13


                         Principal Distribution Detail

-----------------------------------------------------------------------------------------------------------------------------
                           Original         Beginning        Scheduled                 Unscheduled        Net        Current
                          Certificate      Certificate       Principal     Accretion    Principal      Principal     Realized
Class         Cusip         Balance          Balance        Distribution   Principal   Adjustments    Distribution    Losses
-----------------------------------------------------------------------------------------------------------------------------
  A1        126690J72     20,129,000.00              --               --       --           --                  --      --
  A2        126690J80     12,457,000.00              --               --       --           --                  --      --
  A3        126690J98     34,445,000.00              --               --       --           --                  --      --
  A4        126690K21     20,194,000.00              --               --       --           --                  --      --
  A5                      25,638,000.00              --               --       --           --                  --      --
  A5        126690K39     12,053,565.74              --               --       --           --                  --      --
  A5        126690K39     13,584,434.26              --               --       --           --                  --      --
  A6        126690K47      1,048,000.00              --               --       --           --                  --      --
  A7        126690K54     18,713,000.00   16,884,158.56       559,917.28       --           --          559,917.28      --
  A8                      35,695,000.00    1,395,876.57        29,856.93       --           --           29,856.93      --
  A8        126690K62     15,298,000.00              --               --       --           --                  --      --
  A8        126690K62     20,397,000.00    1,395,876.57        29,856.93       --           --           29,856.93      --
  A9                       8,024,000.00              --               --       --           --                  --      --
  A9        126690K70      4,064,000.00              --               --       --           --                  --      --
  A9        126690K70      3,960,000.00              --               --       --           --                  --      --
  A10                      6,940,000.00      608,527.43        13,016.02       --           --           13,016.02      --
  A10       126690K88        944,050.24              --               --       --           --                  --      --
  A10       126690K88      4,932,000.00      608,527.43        13,016.02       --           --           13,016.02      --
  A10       126690K88      1,063,949.76              --               --       --           --                  --      --
  A11                     10,015,000.00      469,740.53        10,047.46       --           --           10,047.46      --
  A11       126690K96      2,293,000.00              --               --       --           --                  --      --
  A11       126690K96        403,384.02              --               --       --           --                  --      --
  A11       126690K96      6,864,000.00      469,740.53        10,047.46       --           --           10,047.46      --
  A11       126690K96        454,615.98              --               --       --           --                  --      --
  A12                     10,030,000.00              --               --       --           --                  --      --
  A12       126690L20      5,228,000.00              --               --       --           --                  --      --
  A12       126690L20      4,802,000.00              --               --       --           --                  --      --
  A13       126690L38        650,000.00      373,109.71         7,980.58       --           --            7,980.58      --
  A14       126690L46     11,108,000.00    4,589,965.26     1,814,098.36       --           --        1,814,098.36      --
  A15       126690L53      5,128,000.00    2,118,954.07       837,477.17       --           --          837,477.17      --
  A16       126690L61     21,404,000.00   20,992,917.00               --       --           --                  --      --
  PO        126690L79      1,629,063.00      536,596.41        39,858.29       --           --           39,858.29      --
  AR           N/A             1,000.00          980.79               --       --           --                  --      --
-----------------------------------------------------------------------------------------------------------------------------
   M        126690L95      4,127,682.00    1,681,185.22        95,741.10       --           --           95,741.10      --
  B1        126690M29      1,875,953.00      764,066.73        43,512.51       --           --           43,512.51      --
  B2           N/A           875,445.85      330,902.72        18,844.44       --           --           18,844.44      --
-----------------------------------------------------------------------------------------------------------------------------
Totals                   489,402,143.85   50,746,981.00     3,470,350.14       --           --        3,470,350.14      --
-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------
               Ending           Ending
             Certificate      Certificate
Class          Balance          Factor
-----------------------------------------
  A1                   --   0.00000000000
  A2                   --   0.00000000000
  A3                   --   0.00000000000
  A4                   --   0.00000000000
  A5                   --   0.00000000000
  A5                   --   0.00000000000
  A5                   --   0.00000000000
  A6                   --   0.00000000000
  A7        16,324,241.28   0.87234763426
  A8         1,366,019.64   0.03826921530
  A8                   --   0.00000000000
  A8         1,366,019.64   0.06697159602
  A9                   --   0.00000000000
  A9                   --   0.00000000000
  A9                   --   0.00000000000
  A10          595,511.41   0.08580856052
  A10                  --   0.00000000000
  A10          595,511.41   0.12074440536
  A10                  --   0.00000000000
  A11          459,693.07   0.04590045632
  A11                  --   0.00000000000
  A11                  --   0.00000000000
  A11          459,693.07   0.06697160119
  A11                  --   0.00000000000
  A12                  --   0.00000000000
  A12                  --   0.00000000000
  A12                  --   0.00000000000
  A13          365,129.13   0.56173712034
  A14        2,775,866.90   0.24989799251
  A15        1,281,476.91   0.24989799241
  A16       20,992,917.00   0.98079410391
  PO           496,738.12   0.30492259764
  AR               980.79   0.98079000000
-----------------------------------------
   M         1,585,444.12   0.38410035459
  B1           720,554.22   0.38410035904
  B2           312,058.28   0.35645640291
-----------------------------------------
Totals      47,276,630.87
-----------------------------------------

          THE                                        Distribution Date: 9/25/02
        BANK OF
          NEW
         YORK
   101 Barclay St., 8W
    New York, NY 10286
Attn: Courntey Bartholomew
       212-815-3236

                                   CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 1994-13


                          Interest Distribution Detail

------------------------------------------------------------------------------------------------------------------------------------
                Beginning          Pass       Accrued     Cumulative                 Total           Net      Unscheduled
               Certificate       Through      Optimal       Unpaid     Deferred    Interest      Prepayment     Interest   Interest
Class            Balance         Rate (%)     Interest     Interest    Interest      Due        Int Shortfall  Adjustment    Paid
------------------------------------------------------------------------------------------------------------------------------------
  A1                     --      6.500000            --       --          --              --          --            --            --
  A2                     --      6.500000            --       --          --              --          --            --            --
  A3                     --      6.500000            --       --          --              --          --            --            --
  A4                     --      6.500000            --       --          --              --          --            --            --
  A5                     --      0.000000            --       --          --              --          --            --            --
  A5                     --      6.500000            --       --          --              --          --            --            --
  A5                     --      6.500000            --       --          --              --          --            --            --
  A6                     --      6.500000            --       --          --              --          --            --            --
  A7          16,884,158.56      6.500000     91,455.86       --          --       91,455.86          --            --     91,455.86
  A8           1,395,876.57      6.500000      7,561.00       --          --        7,561.00          --            --      7,561.00
  A8                     --      6.500000            --       --          --              --          --            --            --
  A8           1,395,876.57      6.500000      7,561.00       --          --        7,561.00          --            --      7,561.00
  A9                     --      0.000000            --       --          --              --          --            --            --
  A9                     --      6.500000            --       --          --              --          --            --            --
  A9                     --      6.500000            --       --          --              --          --            --            --
  A10            608,527.43      6.500000      3,296.19       --          --        3,296.19          --            --      3,296.19
  A10                    --      6.500000            --       --          --              --          --            --            --
  A10            608,527.43      6.500000      3,296.19       --          --        3,296.19          --            --      3,296.19
  A10                    --      6.500000            --       --          --              --          --            --            --
  A11            469,740.53      6.500000      2,544.43       --          --        2,544.43          --            --      2,544.43
  A11                    --      6.500000            --       --          --              --          --            --            --
  A11                    --      6.500000            --       --          --              --          --            --            --
  A11            469,740.53      6.500000      2,544.43       --          --        2,544.43          --            --      2,544.43
  A11                    --      6.500000            --       --          --              --          --            --            --
  A12                    --      0.000000            --       --          --              --          --            --            --
  A12                    --      6.500000            --       --          --              --          --            --            --
  A12                    --      6.500000            --       --          --              --          --            --            --
  A13            373,109.71      6.500000      2,021.01       --          --        2,021.01          --            --      2,021.01
  A14          4,589,965.26      4.197000     16,053.40       --          --       16,053.40          --            --     16,053.40
  A15          2,118,954.07     11.488631     20,286.57       --          --       20,286.57          --            --     20,286.57
  A16         20,992,917.00      6.500000    113,711.63       --          --      113,711.63          --            --    113,711.63
  PO             536,596.41      0.000000            --       --          --              --          --            --            --
  AR                 980.79      6.500000          5.31       --          --            5.31          --            --          5.45
------------------------------------------------------------------------------------------------------------------------------------
   M           1,681,185.22      6.500000      9,106.42       --          --        9,106.42          --            --      9,106.42
  B1             764,066.73      6.500000      4,138.69       --          --        4,138.69          --            --      4,138.69
  B2             330,902.72      6.500000      1,792.39       --          --        1,792.39          --            --      1,792.39
------------------------------------------------------------------------------------------------------------------------------------
Totals        50,746,981.00                  271,972.90       --          --      271,972.90          --            --    271,973.04
------------------------------------------------------------------------------------------------------------------------------------

          THE                                        Distribution Date: 9/25/02
        BANK OF
          NEW
         YORK
   101 Barclay St., 8W
    New York, NY 10286
Attn: Courntey Bartholomew
       212-815-3236

                                   CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 1994-13


                          Current Payment Information
                               Factors per $1,000

---------------------------------------------------------------------------------------------------------------------------
                              Original            Beginning Cert.                                  Ending Cert.      Pass
                             Certificate             Notional        Principal      Interest         Notional      Through
Class         Cusip            Balance               Balance        Distribution  Distribution       Balance       Rate (%)
---------------------------------------------------------------------------------------------------------------------------
  A1        126690J72       20,129,000.00           0.000000000      0.000000000   0.000000000      0.000000000    6.500000
  A2        126690J80       12,457,000.00           0.000000000      0.000000000   0.000000000      0.000000000    6.500000
  A3        126690J98       34,445,000.00           0.000000000      0.000000000   0.000000000      0.000000000    6.500000
  A4        126690K21       20,194,000.00           0.000000000      0.000000000   0.000000000      0.000000000    6.500000
  A5                        25,638,000.00           0.000000000      0.000000000   0.000000000      0.000000000    0.000000
  A5        126690K39       12,053,565.74           0.000000000      0.000000000   0.000000000      0.000000000    6.500000
  A5        126690K39       13,584,434.26           0.000000000      0.000000000   0.000000000      0.000000000    6.500000
  A6        126690K47        1,048,000.00           0.000000000      0.000000000   0.000000000      0.000000000    6.500000
  A7        126690K54       18,713,000.00         902.268933896     29.921299631   4.887290059    872.347634265    6.500000
  A8                        35,695,000.00          39.105661017      0.836445721   0.211822384     38.269215296    6.500000
  A8        126690K62       15,298,000.00           0.000000000      0.000000000   0.000000000      0.000000000    6.500000
  A8        126690K62       20,397,000.00          68.435386189      1.463790169   0.370691675     66.971596019    6.500000
  A9                         8,024,000.00           0.000000000      0.000000000   0.000000000      0.000000000    0.000000
  A9        126690K70        4,064,000.00           0.000000000      0.000000000   0.000000000      0.000000000    6.500000
  A9        126690K70        3,960,000.00           0.000000000      0.000000000   0.000000000      0.000000000    6.500000
 A10                         6,940,000.00          87.684067723      1.875507205   0.474955331     85.808560519    6.500000
 A10        126690K88          944,050.24           0.000000000      0.000000000   0.000000000      0.000000000    6.500000
 A10        126690K88        4,932,000.00         123.383501502      2.639096145   0.668327300    120.744405357    6.500000
 A10        126690K88        1,063,949.76           0.000000000      0.000000000   0.000000000      0.000000000    6.500000
 A11                        10,015,000.00          46.903697454      1.003241138   0.254061907     45.900456316    6.500000
 A11        126690K96        2,293,000.00           0.000000000      0.000000000   0.000000000      0.000000000    6.500000
 A11        126690K96          403,384.02           0.000000000      0.000000000   0.000000000      0.000000000    6.500000
 A11        126690K96        6,864,000.00          68.435391357      1.463790169   0.370691703     66.971601188    6.500000
 A11        126690K96          454,615.98           0.000000000      0.000000000   0.000000000      0.000000000    6.500000
 A12                        10,030,000.00           0.000000000      0.000000000   0.000000000      0.000000000    0.000000
 A12        126690L20        5,228,000.00           0.000000000      0.000000000   0.000000000      0.000000000    6.500000
 A12        126690L20        4,802,000.00           0.000000000      0.000000000   0.000000000      0.000000000    6.500000
 A13        126690L38          650,000.00         574.014941885     12.277821544   3.109247602    561.737120341    6.500000
 A14        126690L46       11,108,000.00         413.212572978    163.314580465   1.445210974    249.897992513    4.197000
 A15        126690L53        5,128,000.00         413.212572801    163.314580395   3.956038961    249.897992406   11.488631
 A16        126690L61       21,404,000.00         980.794103906      0.000000000   5.312634729    980.794103906    6.500000
  PO        126690L79        1,629,063.00         329.389598778     24.467001142   0.000000000    304.922597636    0.000000
  AR           N/A               1,000.00         980.790000000      0.000000000   5.449200252    980.790000000    6.500000
---------------------------------------------------------------------------------------------------------------------------
  M         126690L95        4,127,682.00         407.295238457     23.194883864   2.206182542    384.100354592    6.500000
  B1        126690M29        1,875,953.00         407.295243172     23.194884133   2.206182567    384.100359039    6.500000
  B2           N/A             875,445.85         377.981935940     21.525533027   2.047402153    356.456402913    6.500000
---------------------------------------------------------------------------------------------------------------------------
Totals                     489,402,143.85         202.884741811     13.874344410   1.087339166    189.010397442
---------------------------------------------------------------------------------------------------------------------------

          THE                                        Distribution Date: 9/25/02
        BANK OF
          NEW
         YORK
   101 Barclay St., 8W
    New York, NY 10286
attn: Courntey Bartholomew
       212-815-3236

                                   CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 1994-13


Pool Level Data

Distribution Date                                                                                                         9/25/2002
Cut-off Date                                                                                                               4/1/1994
Determination Date                                                                                                         9/1/2002
Accrual Period 30/360                               Begin                                                                  8/1/2002
                                                    End                                                                    9/1/2002
Number of Days in 30/360 Accrual Period                                                                                          30


--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------

Group 1
-------
Cut-Off Date Balance                                                                                                 250,127,143.85

Beginning Aggregate Pool Stated Principal Balance                                                                     50,746,981.93
Ending Aggregate Pool Stated Principal Balance                                                                        47,276,631.79

Beginning Aggregate Certificate Stated Principal Balance                                                              50,746,981.01
Ending Aggregate Certificate Stated Principal Balance                                                                 47,276,630.87

Beginning Aggregate Loan Count                                                                                                  420
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                  18
Ending Aggregate Loan Count                                                                                                     402

Beginning Weighted Average Loan Rate (WAC)                                                                                7.007268%
Ending Weighted Average Loan Rate (WAC)                                                                                   7.005553%

Beginning Net Weighted Average Loan Rate                                                                                  6.756018%
Ending Net Weighted Average Loan Rate                                                                                     6.754303%

Weighted Average Maturity (WAM) (Months)                                                                                         78

Servicer Advances                                                                                                          7,092.27

Aggregate Pool Prepayment                                                                                              2,889,287.49
Pool Prepayment Rate                                                                                                    50.9258 CPR



--------------------------------------------------------------------------------
                            Certificate Information
--------------------------------------------------------------------------------

Group 1
-------
Senior Percentage                                                                                                    94.4709551676%
Senior Prepayment Percentage                                                                                         95.5767641341%

Subordinate Percentage                                                                                                5.5290448324%
Subordinate Prepayment Percentage                                                                                     4.4232358659%

          THE
        BANK OF
          NEW
         YORK
   101 Barclay St., 8W
    New York, NY 10286
attn: Courntey Bartholomew
       212-815-3236

                                   CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 1994-13


Certificate Account

Beginning Balance                                                                                                                --

Deposit
Payments of Interest and Principal                                                                                     3,766,805.14
Liquidation Proceeds                                                                                                             --
All Other Proceeds                                                                                                               --
Other Amounts                                                                                                                    --
                                                                                                                       ------------
Total Deposits                                                                                                         3,766,805.14

Withdrawals
Reimbursement of Servicer Advances                                                                                               --
Payment of Master Servicer Fees                                                                                           22,638.98
Payment of Sub Servicer Fees                                                                                                     --
Payment of Other Fees                                                                                                     22,691.84
Payment of Insurance Premium(s)                                                                                                  --
Payment of Personal Mortgage Insurance                                                                                           --
Other Permitted Withdrawal per the Pooling and Service Agreement                                                                 --
Payment of Principal and Interest                                                                                      3,742,323.18
                                                                                                                       ------------
Total Withdrawals                                                                                                      3,787,654.00

Ending Balance                                                                                                             1,842.98

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                  1,666.64
Compensation for Gross PPIS from Servicing Fees                                                                            1,666.64
Other Gross PPIS Compensation                                                                                                    --
                                                                                                                       ------------
Total Net PPIS (Non-Supported PPIS)                                                                                              --

Master Servicing Fees Paid                                                                                                22,638.98
Sub Servicing Fees Paid                                                                                                          --
Insurance Premium(s) Paid                                                                                                        --
Personal Mortgage Insurance Fees Paid                                                                                            --
Other Fees Paid                                                                                                           22,691.84
                                                                                                                       ------------
Total Fees                                                                                                                45,330.82

          THE
        BANK OF
          NEW
         YORK
   101 Barclay St., 8W
    New York, NY 10286
attn: Courntey Bartholomew
       212-815-3236

                                   CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 1994-13


--------------------------------------------------------------------------------
                            Delinquency Information
--------------------------------------------------------------------------------

Group 1
-------

Delinquency                                                 30-59 Days          60-89 Days            90+ Days               Totals
-----------                                                 ----------          ----------            --------               ------
Scheduled Principal Balance                                 432,481.59                  --                  --           432,481.59
Percentage of Total Pool Balance                             0.914789%           0.000000%           0.000000%            0.914789%
Number of Loans                                                      4                   0                   0                    4
Percentage of Total Loans                                    0.995025%           0.000000%           0.000000%            0.995025%

Foreclosure
-----------
Scheduled Principal Balance                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

REO
---
Scheduled Principal Balance                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Book Value of all REO Loans                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%

Current Realized Losses                                                                                                          --
Additional Gains (Recoveries)/Losses                                                                                             --
Total Realized Losses                                                                                                     51,577.00


--------------------------------------------------------------------------------
                  Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------

Protection                                                                                            Original              Current
----------                                                                                            --------              -------
Bankruptcy Loss                                                                                     100,000.00           100,000.00
Bankruptcy Percentage                                                                                0.039980%            0.211521%
Credit/Fraud Loss                                                                                 2,501,271.44                   --
Credit/Fraud Loss Percentage                                                                         1.000000%            0.000000%

          THE
        BANK OF
          NEW
         YORK
   101 Barclay St., 8W
    New York, NY 10286
attn: Courntey Bartholomew
       212-815-3236

                                   CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 1994-13


Protection                                                                                            Original              Current
----------                                                                                            --------              -------
Special Hazard Loss                                                                               1,493,103.00           969,739.10
Special Hazard Loss Percentage                                                                       0.596938%            2.051202%

Credit Support                                                                                        Original              Current
--------------                                                                                        --------              -------
Class A                                                                                         482,523,063.00        44,658,574.25
Class A Percentage                                                                                  98.594391%           94.462261%

Class M                                                                                           4,127,682.00         1,585,444.12
Class M Percentage                                                                                   0.843413%            3.353547%

Class B1                                                                                          1,875,953.00           720,554.22
Class B1 Percentage                                                                                  0.383315%            1.524123%

Class B2                                                                                            875,445.85           312,058.28
Class B2 Percentage                                                                                  0.178881%            0.660069%